Exhibit 10.24

PROMISSORY NOTE

$200,000.00

Bakersfield, California

September 30, 2007

FOR VALUE RECEIVED, Great American Family Parks, Inc., a Nevada corporation (the “Maker”), hereby promises to pay Larry Eastland (the “Payee”), the principal sum of Two Hundred Thousand Dollars ($200,000.00), in lawful money of the United States, to be paid over time with interest at the rate of prime plus two percent (2.0%) per annum in accordance with the terms and conditions of this Promissory Note.

The Maker shall pay to the Payee monthly payments out of the profits of Park Staffing Services, LLC, a California limited liability company, commencing on March 30, 2008 (“Commencement Date”), and continuing on the first day of each succeeding calendar month thereafter, in an amount to be determined at the Commencement Date.

This Note can be prepaid in whole or in part at any time without the consent of the Payee.

Upon the occurrence of any of the following events (each, an “Event of Default" and collectively, the “Events of Default”):

(a)

failure by Maker to pay the principal or interest of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise; or

(b)

a final judgment for the payment of money in excess of $200,000.00 shall be rendered against Maker, and such judgment shall remain undischarged for a period of sixty days from the date of entry thereof unless within such sixty day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appeal; or

(c)

if Maker shall default in respect of any evidence of indebtedness or under any agreement under which any notes or other evidence of indebtedness of Maker are issued, if the effect thereof is to cause, or permit the holder or holders thereof to cause, such obligation or obligations in an amount in excess of $200,000.00 in the aggregate to become due prior to its or their stated maturity or to permit the acceleration thereof; or

(d)

if Maker or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Maker; or

(e)

if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker admits in writing its inability to pay its debts as they mature, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

(f)

there shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (e) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days;

or then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may declare all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at a rate equal to twelve percent (12%) per annum until the indebtedness evidenced by this Note is paid in full, plus all costs and expenses of collection or enforcement hereof, including, but not limited to, attorneys' fees and expenses.

Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent.  The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged.  The Maker hereby authorizes the Payee to complete this Note and any particulars relating thereto according to the terms of the indebtedness evidenced hereby.

This Note shall be governed by and construed in accordance with the laws of the State of California and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and inure to the benefit of the Payee, his successors, endorsees, assigns, heirs, administrators and executors, without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

GREAT AMERICAN FAMILY PARKS, INC.

By: /s/ Larry Eastland

Name:

Larry Eastland

Title:

Chairman & CEO

PARK STAFFING SERVICES, LLC

By: /s/ Larry Eastland

Name:

Larry Eastland

Title:

Managing Member

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